To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website [...] 3)Follow the Instructions provided on the website.
To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call [...] 3) Follow the instructions.
To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51544-S76212

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve an amended investment advisory agreement between Jackson Square Partners, LLC ("Jackson Square") and the Trust, on behalf of the Jackson Square All-Cap Growth Fund (the "Fund").	☐	☐	☐
2. To approve a change in the Fund's classification under Section 5(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), from diversified to non-diversified	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Da

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

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E51545-S76212

Jackson Square All-Cap Growth Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the Jackson Square All-Cap Growth Fund (the "Fund") hereby appoints Brian R. Wiedmeyer the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the fund standing in the name of the undersigned at the close of business on August 27, 2020 at a Special Meeting of Shareholders to be held on October 14, 2020 at 615 East Michigan Ave, Milwaukee, Wisconsin 53202, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated.

PLEASE SIGN AND DATE ON THE REVERSE SIDE